As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Polar Power, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3621	33-0479020
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

249 E. Gardena Blvd.

Gardena, California 90248

(310) 830-9153

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthur D. Sams

President and Chief Executive Officer

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, California 90248

(310) 830-9153

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum, Esq.

Holt Goddard, Esq.

Xiaoqin “Sherry” Li, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Phone: (212) 407-4000

Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion	Dated August 24, 2026

POLAR POWER, INC.

Up to 8,488,774 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the Selling Stockholders named herein (the “Selling Stockholders”) of up to 8,488,774 shares (the “Shares”) of our common stock, par value $0.0001 per share (“Common Stock”). Certain of the Selling Stockholders will be selling Shares to be issued to them pursuant to their conversion of certain convertible notes or preferred stock or their exercise of certain warrants.  The exact number of shares of our Common Stock that may be issued to Selling Shareholders pursuant to the convertible notes and preferred stock is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. The number of shares set forth in this prospectus is an estimate determined by us and does not necessarily reflect the number of shares that will actually be issued or resold. See “Risk Factors”

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.  However, certain of the Selling Stockholders may acquire the Shares they are selling in this offering through their exercise of warrants, and we would receive the proceeds of any exercise of the warrants to the extent they are exercised for cash. See “Use of Proceeds.”

The Selling Stockholders may offer and sell the shares of Common Stock from time to time at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell shares through agents, broker-dealers, or underwriters, or directly to purchasers. For additional information on the methods of sale that may be used by the Selling Stockholders, see “Plan of Distribution.”

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “POLA.” On August 21, 2026, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.50 per share.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August      , 2026.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any free writing prospectus that we may authorize to be delivered or made available to you. Neither we nor the Selling Stockholders has authorized any person to provide you with information different from or in addition to that contained in this prospectus or in any related free writing prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, references in this prospectus to “Polar Power,” the “Company,” “we,” “us” and “our” refer to Polar Power, Inc., a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management, expected market growth and the anticipated use of proceeds of this offering. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.  These include the following.

●	The market price of our Common Stock has been, and is likely to continue to be, volatile.
●	We may be unable to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.
●	Future sales of our Common Stock or securities convertible into Common Stock could depress the market price.
●	The conversion prices of the CFI Note, the Monroe Note and the Mayers Note, and of the Series A Preferred, are variable and decline as our stock price declines, which could result in substantial and increasing dilution.
●	The number of shares we are registering represents a significant percentage of our outstanding Common Stock, and the resale of those shares could depress our stock price.
●	The SEC may take the position that this offering, or a portion of it, is an indirect primary offering that may not be conducted on a continuous basis under Rule 415, which could require us to reduce the number of shares registered.
●	The issuance and sale of our Common Stock to Roth Principal Investments may cause dilution to our other stockholders and the sale of the shares of Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.
●	Issuances of Common Stock upon conversion of our Series A Preferred and convertible notes, and upon exercise of the warrants, are limited by the Nasdaq exchange cap unless and until we obtain stockholder approval.
●	We may not have a sufficient number of authorized and unissued shares of Common Stock to satisfy all conversions and exercises.
●	Our restructuring and our ability to continue as a going concern remain subject to substantial risk.

You should not place undue reliance on forward-looking statements. Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus.

Our Company

We design, manufacture, and sell DC power generators, renewable energy and cooling systems for applications primarily in the telecommunications market and, to a lesser extent, in other markets, including military, electric vehicle, marine and industrial. We are continuously diversifying our customer base and are selling our products into non-telecommunication markets and applications at an increasing rate. The changes in customer diversity are reported in the financial section.

Within the various markets we service, our DC power systems provide reliable and low-cost DC power to service applications that do not have access to the utility grid (i.e., prime power and mobile applications) or have critical power needs and cannot be without power in the event of utility grid failure (i.e., back-up power applications) or charge batteries of various chemistries to be used in electric vehicle or renewable storage applications.

We believe it’s more efficient to build power systems around the DC generator because it’s more efficient to integrate with battery storage and solar photovoltaics which also operate on DC. Many applications in communications, water pumping, lighting, electric vehicle and vessel propulsion, security systems operate on DC power only. Many micro-grids and renewable energy storage systems use battery storage and therefore are DC based and use inverters to convert the DC to AC.

Serving these various markets, we offer the following configurations of our DC power systems, with output power ranging from 5 kW to 50 kW:

●	Base power systems. These stationary systems integrate a DC generator with automated controls and remote monitoring, contained in an environmentally regulated enclosure.

●	Hybrid power systems. These systems integrate lithium-ion batteries (or other advanced battery chemistries) storage and our standard DC power systems to provide power in both bad and off-grid applications.

●	DC solar hybrid power systems. These stationary systems incorporate photovoltaic and other sources of renewable energy into our DC hybrid power systems.

●	Mobile power systems. These are very light weight and compact power systems used for EV charging, robotics, communications, security.

Our DC power systems are available in diesel, natural gas, LPG / propane and renewable fuel formats, with diesel, natural gas and propane gas being the predominant formats.

Our principal executive offices are located at 249 E. Gardena Boulevard, Gardena, California 90248, and our telephone number is (310) 830-9153. Our website is www.polarpower.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and you should not consider it part of this prospectus.

Our Strategy

Our strategic priorities include: (i) restoring profitability through operating cost discipline and product mix optimization; (ii) expanding our DC generator and hybrid power product lines to serve growing telecom, defense, and industrial backup-power demand; (iii) commercializing our lithium-ion battery storage and EV powertrain platforms; (iv) selectively pursuing strategic transactions, including acquisitions of, or mergers with, complementary businesses; and (v) strengthening our balance sheet to support these initiatives.

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Recent Developments

The following summarizes certain material developments that have occurred since the filing of our Interim Report on Form 10-Q for the year ended June 30, 2026, which we filed with the Securities and Exchange Commission (“SEC”) on August 18, 2026. You should read this summary with the more detailed disclosures contained in our periodic and current reports incorporated by reference into this prospectus.

New Board Members

On August 17, 2026, our Board of Directors (the “Board”) voted to fill two vacancies by electing Jim Ahern and Menachem “Menny” Shalom to the Board.  Mr. Ahern and Mr. Shalom will be independent directors serving on the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Jim Ahern is a professor and faculty member at the W. P. Carey School of Business within Arizona State University (ASU). He teaches in the Department of Management and Entrepreneurship, leveraging over 40 years of global corporate leadership and executive consulting experience.  Previously, Mr. Ahern served in management for companies in the technology and telecommunications industries.  Mr. Ahern holds a bachelor of arts from Northeast Missouri State University and a master’s degree from Webster University.

Menachem Shalom has been the Chief Executive Officer and member of the Board of Directors of T3 Defense Inc. (Nasdaq: DFNS) since September 2024. Mr. Shalom has also served as the Chief Executive Officer, President and Chairman of the Board of Directors of Star 26 Capital, Inc. since January 2024, as well as the Chairman of B. Rimon Agencies Ltd., a wholly owned operating subsidiary of Star 26 and operator of an Israeli defense business. Mr. Shalom has served as a director and the Chief Executive Officer of Motomova Inc (OTC Markets: MTMV) since December 1, 2022 and its Secretary since May 24, 2023. Mr. Shalom has been the Co-Chief Executive Officer, and a member of the board of directors of MEA Testing Systems Ltd. since January 2022. Since 2017, Mr. Shalom has also served as Chief Executive Officer, Chief Financial Officer and sole director of Hold Me Ltd. (OTC: HMELF), a digital platform for mobile wallet and payments founded by Mr. Shalom. He is the Chief Executive Officer and director of two SPACs, SC II Acquisition Corp (Nasdaq: SCII) and Kochav Defense Acquisition Corp (Nasdaq: KCHV). Previously, Mr. Shalom founded and served as CEO of Wayerz Solutions, Ltd., a digital platform for correspondent banking and wires’ routing optimization, between 2014 and 2017 and as Vice President of Business Development, Sales and Marketing at Dsnr Media Group Ltd., an international cross-platform digital advertising company. Mr. Shalom also founded and served as CEO of Mipso Ltd., a software-as-a-service provider in the fashion and retail industry, between 2010 and 2013; ooga studio Ltd., an industrial design incubator, between 2007 and 2010; and Medifreeze Ltd., a startup in the area of stem cell cryopreservation, between 2004 and 2009. Mr. Shalom received his MBA at the Hebrew University of Jerusalem in 2003 after receiving an LLM in corporate law at Columbia University School of Law in 2000.

On June 30, 2026, we issued a convertible promissory note to Mayers Ventures LLC (“Mayers”) that included a right of Mayers to designate one person for appointment or election to serve on Polar’s Board, and Mayers designated Mr. Shalom to be so elected.

Corporate Information

We were incorporated in California in October 1979 and reincorporated in Delaware on November 21, 2016. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “POLA.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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Common Stock to be Offered Hereby

The shares of our Common Stock (“Shares”) that the Selling Stockholders may sell pursuant to this prospectus consist of Shares that were issued, or may be issued, pursuant to the following agreements and securities.

●	1,206,434 Shares issuable upon conversion of a 6% convertible note in the original principal amount of $600,000 that we issued to CFI Capital LLC on May 21, 2026 (the “CFI Note”).

●	1,000,000 Shares issuable upon conversion of a convertible note in the original principal amount of $370,600 that we issued to Monroe Street Capital Partners, LP on May 21, 2026 (the “Monroe Note”).

●	763,889 Shares issuable upon conversion of a convertible note in the original principal amount of $275,000 that we issued to Mayers on June 30, 2026 (the “Mayers Note” and, together with the CFI Note and the Monroe Note, the Convertible Notes), and 83,841 shares of Common Stock issuable upon exercise of a related common stock purchase warrant that we issued to Mayers (the “Mayers Warrant”).

●	1,562,500 Shares that were issued to LU2 Holdings LLC as compensation under a Business Consultant Agreement, effective July 1, 2026 (the “LU2 Consulting Shares”).

●	4,947,642 Shares issuable upon conversion of an aggregate of 1,611 shares of our Series A Convertible Preferred Stock (the “Series A Preferred”) that we sold in three private placements — 500 shares to LU2 Holdings LLC and 833 shares to CL Investment Group LLC and 278 shares to LU2 Holdings LLC — together with 83,841 shares of Common Stock issuable upon exercise of the related common stock purchase warrants that we issued to LU2 Holdings LLC and to CL Investment Group LLC (collectively, the “Series A Warrants” and, together with the Mayers Warrant, the “Warrants”).

Certain of the Selling Stockholders will be selling Shares to be issued to them pursuant to their conversion of Convertible Notes or shares of our Series A Preferred.  The exact number of shares of our Common Stock that may be issued to Selling Shareholders pursuant to the Convertible Notes and Series A Preferred is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. The number of shares set forth for these securities in this prospectus is an estimate determined by us and does not necessarily reflect the number of shares that will actually be issued or resold.

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The Offering

Securities offered by the Selling Stockholders(1)	Up to 8,488,774 shares of Common Stock to be sold by the Selling Stockholders from time to time.

Common Stock outstanding(2)	4,211,564 shares as of August 20, 2026.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. However, certain of the Selling Stockholders may acquire the Shares they are selling in this offering through their exercise of warrants, and we would receive the proceeds of any exercise of the warrants to the extent they are exercised for cash. See “Use of Proceeds.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “POLA.”

Transfer Agent	VStock Transfer, LLC

Plan of Distribution	The Selling Stockholders may sell the shares as described under “Plan of Distribution.”

(1)	Certain of the Selling Stockholders will be selling Shares to be issued to them pursuant to their conversion of Convertible Notes or shares of our Series A Preferred. The exact number of shares of our Common Stock that may be issued to Selling Shareholders pursuant to the Convertible Notes and Series A Preferred is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. The number of shares set forth for these securities in this prospectus is an estimate determined by us and does not necessarily reflect the number of shares that will actually be issued or resold.
(2)	The number of shares of our Common Stock outstanding is based on 4,211,564 shares of Common Stock outstanding as of August 20, 2026, and excludes: (i) shares issuable upon exercise of stock options outstanding under our equity incentive plans; (ii) shares reserved for future issuance under our equity incentive plans; (iii) shares issuable upon conversion of the $1,245,600 principal amount of Convertible Notes we issued in May 2026 and June 2026; (iv) shares issuable upon conversion of our 1,611 outstanding shares of Series A Preferred; (v) 537,696 shares issuable upon exercise of the Warrants we issued in July 2026; and (vi) shares that may be issued under our Committed Equity Facility with Roth Principal Investments.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the following risks, together with the other information contained in this prospectus as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. The risks and uncertainties described below and elsewhere in this prospectus are not the only risks that we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations or adversely affect our financial condition. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

Risks Related to this Offering and Ownership of Our Common Stock

The market price of our Common Stock has been, and is likely to continue to be, volatile.

The trading price of our Common Stock has fluctuated significantly and is likely to remain volatile. Broad market and industry factors, as well as factors specific to us, may significantly affect the trading price of our Common Stock, regardless of our actual operating performance.

We may be unable to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

On May 1, 2026, we received a letter from the Nasdaq staff notifying us that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), based on the approximately $0.1 million of stockholders’ equity reported in our Annual Report on Form 10-K for the year ended December 31, 2025. We submitted a compliance plan with Nasdaq on June 15, 2026, outlining specific measures that we intend to take to regain and maintain compliance with the Rule including, among other things, planned upcoming financing activities and an internal restructuring. We provided financial information demonstrating its ability to regain compliance.

On June 29, 2026, we received a letter from the Staff granted us an extension of time to regain compliance with the Rule. The terms of the extension are as follows: on or before October 28, 2026, we must opt for one of the two following alternatives to evidence compliance with the Rule: (A) we must furnish to the SEC and Nasdaq a publicly available report (e.g., a Form 8-K or Form 6-K) including: (1) a disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited; (2) a description of the completed transaction or event that enabled us to satisfy the stockholders’ equity requirement for continued listing; (3) an affirmative statement that, as of the date of the report, we believe it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; and (4) a disclosure stating that Nasdaq will continue to monitor the our ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic we do not evidence compliance, that it may be subject to delisting, or (B) we must furnish to the SEC and Nasdaq a publicly available report including: (1) steps 1 & 2 set forth above; (2) a balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date. The pro forma balance sheet must evidence compliance with the stockholders’ equity requirement; and (3) a disclosure that we believe it also satisfies the stockholders’ equity requirement as of the report date and that Nasdaq will continue to monitor our ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report we do not evidence compliance, that it may be subject to delisting.

Regardless of which alternative we choose, if we fail to evidence compliance upon filing its periodic report for the year ending December 31, 2026, with the SEC and Nasdaq, we may be subject to delisting. In the event we do not satisfy these terms, Nasdaq will provide written notification that its securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel.

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We effected a 1-for-7 reverse stock split of our Common Stock in 2025, and we may seek to effect an additional reverse stock split in order to satisfy Nasdaq’s continued listing requirements or for other reasons. A reverse stock split may not increase, or maintain over time, the market price of our Common Stock, and could adversely affect the liquidity and trading market for our Common Stock.

We may seek stockholder approval for, and effect, a reverse stock split in order to satisfy Nasdaq’s minimum bid price requirement. There can be no assurance that any such reverse stock split will result in a sustained increase in the market price of our Common Stock.

Future sales of our Common Stock or securities convertible into Common Stock could depress the market price.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could cause the market price of our Common Stock to decline and could impair our ability to raise capital through future offerings. For example, the convertible notes we issued in May and June 2026 and our outstanding Preferred Stock are convertible into Common Stock at variable conversion prices set at a discount to the market price of our Common Stock, which could result in the issuance of a substantial and increasing number of shares as our stock price declines, causing significant dilution and downward pressure on the market price of our Common Stock.

The conversion prices of the CFI Note, the Monroe Note and the Mayers Note, and of the Series A Preferred, are variable and decline as our stock price declines, which could result in substantial and increasing dilution.

Certain of the Selling Stockholders will obtain the shares they may sell in this offering through conversion of convertible notes that we have issued or conversion of shares of our Series A Preferred Stock. These securities are convertible at prices that are set at a discount to the market price of our Common Stock at the time of conversion (generally, a discount to the lowest VWAP over a trailing measurement period, subject in the case of the Series A Preferred to a floor price). Because the number of shares issuable upon conversion increases as the price of our Common Stock decreases, a decline in our stock price would result in the issuance of a substantial and increasing number of shares, causing significant dilution to our existing stockholders and potentially placing further downward pressure on the market price of our Common Stock. This dynamic is sometimes referred to as a “death spiral,” and the resale of the resulting shares by the Selling Stockholders could exacerbate it. The number of shares we are registering for resale is an estimate; the actual number of shares issued could be significantly higher, and we may be required to file one or more additional registration statements to register additional shares.

The number of shares we are registering represents a significant percentage of our outstanding Common Stock, and the resale of those shares could depress our stock price.

The up to 8,488,774 shares of Common Stock registered for resale under this prospectus represent approximately 201.6% of our outstanding shares of Common Stock as of August 20, 2026, and a substantially larger percentage of our public float. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Stockholders, or the perception that such sales might occur, could cause the market price of our Common Stock to decline and could impair our ability to raise capital through future offerings of equity or equity-linked securities.

The SEC may take the position that this offering, or a portion of it, is an indirect primary offering that may not be conducted on a continuous basis under Rule 415, which could require us to reduce the number of shares registered.

Under the SEC staff’s interpretation of Rule 415 under the Securities Act, a purported resale registration may in certain circumstances be recharacterized as a primary offering by the issuer through the selling stockholders — for example, where the number of shares being registered is large relative to the issuer’s public float and the selling stockholders acquired their securities in transactions with attributes of an underwriting. If the SEC staff takes that position with respect to this offering, we may be required to reduce the number of shares registered, to identify one or more Selling Stockholders as underwriters, to register shares at a fixed price rather than at prevailing market prices, or to withdraw and re-file the registration statement, any of which could delay or limit the ability of the Selling Stockholders to resell their shares and could adversely affect our financing arrangements.

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The issuance and sale of our Common Stock to Roth Principal Investments may cause dilution to our other stockholders and the sale of the shares of Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On July 27, 2026, we entered into a Common Stock Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of Purchase Shares, upon the terms and subject to the conditions set forth in the Purchase Agreement. We are registering 18,341,893 shares of Common Stock for resale under this prospectus, which is approximately 476% of the 3,851,684 shares of Common Stock outstanding as of July 27, 2026 and many times our current public float. If we issue and sell all of those shares to the Selling Stockholders, our existing stockholders would be diluted to a very substantial degree. The Selling Stockholders is expected to resell the shares it acquires into the public market, and the resale of a large number of shares, or the perception that such resales may occur, could cause the market price of our Common Stock to decline and impair our ability to raise capital.

Issuances of Common Stock upon conversion of our Series A Preferred and convertible notes, and upon exercise of the warrants, are limited by the Nasdaq exchange cap unless and until we obtain stockholder approval.

Under Nasdaq Listing Rule 5635(d), and under the terms of the Series A Preferred and the related transaction documents, we may not issue shares of Common Stock upon conversion of the Series A Preferred, or otherwise in connection with the related transactions, in excess of 19.99% of our outstanding shares of Common Stock as of the applicable measurement date, unless and until we obtain stockholder approval. In addition, the notes issued in May 2026 are subject to a similar cap under a related side letter. If we are unable to obtain stockholder approval, the holders may be unable to convert their securities in full, and we may be required to settle certain obligations in cash or may be in breach of our obligations to the holders. We intend to seek the requisite stockholder approval under Nasdaq Listing Rule 5635 at a meeting of our stockholders that we expect to hold in September 2026, but there is no assurance that we will obtain that approval.

We may not have a sufficient number of authorized and unissued shares of Common Stock to satisfy all conversions and exercises.

We are currently authorized to issue a maximum of 50,000,000 shares of Common Stock. After giving effect to our outstanding shares, existing reserves and the shares potentially issuable under the securities covered by this prospectus and our other outstanding convertible securities and our committed equity facility, we may not have a sufficient number of authorized and unissued shares to satisfy all conversions and exercises, particularly at lower market prices. In that event, we would need to obtain stockholder approval to increase our authorized share capital, and there is no assurance that we could obtain that approval.

Our restructuring and our ability to continue as a going concern remain subject to substantial risk.

We are in the midst of a restructuring and remain subject to a Nasdaq continued-listing deficiency and to substantial doubt about our ability to continue as a going concern. Our ability to complete our restructuring and to fund our operations depends on our access to capital, including under our committed equity facility, and on obtaining necessary stockholder and regulatory approvals. If we are unable to do so, our business, financial condition and ability to continue as a going concern would be materially and adversely affected, and you could lose all or part of your investment. Additional risks relating to our business, our restructuring, our indebtedness and our Common Stock are described in the documents incorporated by reference into this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from any resale of the shares covered by this prospectus.

We will receive the proceeds of any exercise of the Warrants for cash. If all of the Warrants registered in connection with this prospectus were exercised for cash at their current exercise prices, we would receive aggregate gross proceeds of approximately $884,850. We cannot predict when or whether the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, or may be exercised on a cashless basis, in which case we would not receive any cash proceeds. We intend to use any net proceeds from Warrant exercises for working capital and general corporate purposes, including the repayment of outstanding indebtedness and the funding of our restructuring. Our management will retain broad discretion over the application of any such proceeds.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of common stock may be sold by the Selling Stockholders under this prospectus. See “Plan of Distribution”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare and pay cash dividends, if any, will be made at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our board of directors may deem relevant.

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SELLING STOCKHOLDERS

The following table sets forth, as of August 20, 2026, information regarding beneficial ownership of our capital stock by each of the Selling Stockholders. Under agreements entered into connection with the sale of convertible notes, preferred stock and/or warrants, as applicable, we are obligated to register the offer and sale of the shares by the Selling Stockholders.

The number of shares beneficially owned by each stockholder as described in this prospectus is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of August 20, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, except with respect to the ownership and percentage ownership of all executive officers and directors as a group.

The applicable percentage ownership before the offering for each Selling Stockholder is based on a denominator equal to 4,211,564 shares of our Common Stock outstanding as of August 20, 2026 plus the number of shares of Common Stock that may become issuable to that Selling Stockholder within the next 60 days upon its exercise or conversion of securities its beneficially owns, if any.

Each Selling Stockholder listed has sole voting and investment power with respect to the shares beneficially owned by such Selling Stockholder unless noted otherwise.

The name of each Selling Stockholder, the maximum number of shares to be sold by each Selling Stockholder and the other information regarding each Selling Stockholder (other than the percentages) in the following table have been provided to us by or on behalf of such Selling Stockholder, and each Selling Stockholder may have sold, transferred, or otherwise disposed of all or a portion of the shares of common stock after the date on which it provided us with information regarding their securities. A Selling Stockholder may sell all, some or none of its shares of Common Stock in this offering. See the section titled “Plan of Distribution.”

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholders	Number	Percent(1)	Prospectus	Number(2)	Percent
CFI Capital LLC	467,432	9.99%	1,206,434	0	-
Monroe Street Capital Partners, LP (3)	467,432	9.99%	1,000,000	0	-
Mayers Ventures LLC (4)	467,432	9.99%	847,730	0	-
LU2 Holdings LLC (5)	467,432	9.99%	2,737,723	0	-
CL Investment Group LLC (6)	467,432	9.99%	2,696,887	0	-

(1) Percentage ownership is based on a denominator equal to the sum of (i) 4,211,564 shares of our Common Stock outstanding as of August 20, 2026 and (ii) the number of shares of Common Stock that may become issuable to that Selling Stockholder within the next 60 days upon its exercise or conversion of securities it beneficially owns.

(2) Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.

(3) Maximum number of shares offered represents an estimate of the maximum number of shares of Common Stock that may be issuable to Monroe Street Capital Partners, LP (“Monroe”) upon conversion of the Monroe Note. The exact number of shares that may be issued to Monroe pursuant to the Monroe Note is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. Number of shares owned prior to offering reflects a limit on convertibility and exercise equal to 4.99% of total shares outstanding. Shares held directly by Monroe may be deemed to be indirectly beneficially owned by Brian Goldberg, who may be deemed to have sole voting and dispositive power with respect to the shares held by Monroe. The address of Monroe is c/o 208 Lenox Ave, #236, Westfield, NJ 07090.

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(4) Maximum number of shares offered consists of 763,889 shares of Common Stock issuable upon conversion of a Convertible Note and 83,841 shares of Common Stock issuable upon the exercise of Warrants. The exact number of shares that may be issued to Mayers pursuant to the Mayers Note is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. This figure assumes that the Mayers Note converts at the Floor Price set forth in the Mayers Note. Number of shares owned prior to offering reflects a limit on convertibility and exercise equal to 4.99% of total shares outstanding. The Mayers shares as referenced herein are directly held by Mayers, and may be deemed to be indirectly beneficially owned by Menny Shalom, who may be deemed to have sole voting and dispositive power with respect to the shares held by Mayers. The address of Mayers is c/o 575 Fifth Avenue, 14th Floor, New York, New York 10017

(5) Maximum number of shares offered consists of 2,477,937 shares of Common Stock issuable upon conversion of Series A Preferred, 226,673 shares of Common Stock issuable upon the exercise of Warrants, and 33,113 shares of Common Stock issuable pursuant to a Business Consulting Agreement, dated July 21, 2026, all of which are directly held by LU2 Holdings LLC (“LU2”). The exact number of shares that may be issued to LU2 pursuant to the Series A Preferred is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. This figure assumes that the Series A Preferred converts at the Floor Price set forth in the Certificate of Designations for the preferred. Number of shares owned prior to offering reflects a limit on convertibility and exercise equal to 4.99% of total shares outstanding. Shares held directly by LU2 may be deemed to be indirectly beneficially owned by Lucinda Lefkowitz, who may be deemed to have sole voting and dispositive power with respect to the shares held by LU2. The address of LU2 is c/o 132 Oval Road, Manasquan, NJ 08736.

(6) Maximum number of shares offered consists of 2,469,705 shares of Common Stock issuable upon conversion of the Series A Preferred and 227,182 shares of Common Stock issuable upon the exercise of Warrants. The exact number of shares that may be issued to CL Investment pursuant to the Series A Preferred is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our Common Stock at the time of conversion. This figure assumes that the Series A Preferred converts at the Floor Price set forth in the Certificate of Designations for the preferred. Number of shares owned prior to offering reflects a limit on convertibility and exercise equal to 4.99% of total shares outstanding. All of these securities are directly held by CL Investment Group LLC (“CL Investment”), and may be deemed to be indirectly beneficially owned by Chris Mayer, who may be deemed to have sole voting and dispositive power with respect to the shares held by CL Investment. The address of CL Investment is c/o 421 N. California St., Building 1, Sycamore, IL 60178.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) are summaries and are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of August 20, 2026, there were 4,211,564 shares of Common Stock and 1,611 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then-outstanding preferred stock. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, without further action by our stockholders, to issue from time to time shares of preferred stock in one or more series, to fix the number of shares of any such series, and to determine the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof. Any such issuance could adversely affect the rights of the holders of Common Stock.

Series A Preferred

On July 10, 2026, we filed a Certificate of Designation designating 25,000 shares of our preferred stock as Series A Preferred in connection with a private placement. On July 21, 2026 and August 5, 2026, we issued an aggregate of 1,611 shares of Series A Preferred to investors in separate private placements.

The Series A Preferred has a stated value of $1,000 per share, accrues a 10% payment-in-kind dividend, is perpetual, ranks senior to our Common Stock as to dividends and on liquidation, and is convertible into Common Stock at 90% of the lowest volume-weighted average price of our Common Stock over the seven consecutive trading days preceding applicable conversion date, but not less than the floor price. The shares of Common Stock issuable upon conversion of the Series A Preferred are among those registered by the registration statement of which this prospectus is a part.

Convertible Notes

We have outstanding $1,245,600 original principal amount of convertible notes we issued in May 2026 and June 2026.  These notes are convertible into shares of our common stock at prices varying between 80% and 90% of the variable weighted average price of a share of our Common Stock on Nasdaq over a period of between seven and ten trading days prior to conversion.  The shares that may be issued upon conversion of these notes are among those registered by the registration statement of which this prospectus is a part.

Warrants

We have outstanding warrants exercisable for 537,696 shares of our Common Stock at exercise prices varying between $1.64 and $1.65.

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Certain Provisions of our Certificate of Incorporation and Bylaws

Qualification and Election of Directors

Our bylaws provide that to be eligible to be a nominee for election to our board of directors, a person must submit a written questionnaire regarding his or her background and qualifications and must agree to other representations as set forth in our bylaws. In addition, we have adopted a director resignation policy. The director resignation policy is incorporated into our bylaws and Corporate Governance Guidelines and provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender his or her resignation to the board of directors for consideration in accordance with the procedures set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will then evaluate the best interests of our company and our stockholders and will recommend to the board of directors the action to be taken with respect to the tendered resignation. Following the board of directors’ determination, we will promptly publicly disclose the board of directors’ decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Advance Notification of Stockholder Nominations and Proposals

Our bylaws provide that, for nominations to our board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Chief Executive Officer. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered not earlier than the 90th day prior to the meeting and not later than the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies; Removal

Our bylaws provide that any vacancy occurring on our board of directors may be filled by a majority of directors then in office, even if less than a quorum. Our certificate of incorporation provides that directors may be removed only for cause by affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors in order to gain control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Special Meetings of Stockholders

Our bylaws and certificate of incorporation provide that only our board of directors may call a special meeting, and that stockholders may only conduct business at special meetings of stockholders that was specified in the notice of the meeting. This provision limits the ability of a stockholder to call a special meeting of the stockholders.

Issuance of Undesignated Shares of Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights, preferences and privileges, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and bylaws contain provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, or the DGCL, the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. Our certificate of incorporation and bylaws provide that we must indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the DGCL.

Sections 145(a) and 102(b)(7) of the DGCL empower a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director, officer employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director, officer employee or agent had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

We have also entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and currently intend to maintain directors’ and officers’ liability insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “POLA.”

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The Selling Stockholders, which as used herein includes their permitted transferees, donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Stockholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part (collectively, the “holders”), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on Nasdaq or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the Selling Stockholders. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Stockholders.

The holders may use any one or more of the following methods when disposing of their shares of our common stock:

●	ordinary brokers’ transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions; or

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of the foregoing; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered by this prospectus will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

Weinberg & Company, P.A., our independent, registered public accounting firm, has audited our consolidated financial statements as of December 31, 2025 and 2024 and for the years then ended included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Weinberg & Company P.A.’s report, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified in all respects by such reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are available to the public at the SEC’s website at www.sec.gov. We also make available, free of charge, on our website at www.polarpower.com, our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in any subsequently filed document that is also incorporated by reference herein. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026 (the “2025 Form 10-K”);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 20, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 18, 2026;

●	our Current Reports on Form 8-K filed with the SEC on May 7, 2026, May 14, 2026, May 22, 2026, June 2, 2026, July 6, 2026, July 7, 2026, July 16, 2026, July 27, 2026, July 28, 2026, August 11, 2026 and August 24, 2026; and

●	the description of our capital stock contained in this prospectus, and in Exhibit 4.1 to the 2025 Form 10-K, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attn: Corporate Secretary, telephone (310) 830-9153.

You also may access these filings on our website at www.perasoinc.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee		$1,758
Accounting fees and expenses		$5,000
Printing and engraving expenses		$1,000
Legal fees and expenses		$100,000
Transfer agent and registrar fees		$1,000
Miscellaneous		$1,242
Total		$110,000
	$

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation and bylaws contain provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, or the DGCL, the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. Our certificate of incorporation and bylaws provide that we must indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the DGCL.

Sections 145(a) and 102(b)(7) of the DGCL empower a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director, officer employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director, officer employee or agent had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

We have also entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and currently intend to maintain directors’ and officers’ liability insurance.

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Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding securities sold by us within the past three years that were not registered under the Securities Act.

Restructuring and Management Services Agreement. On May 21, 2026, we entered into a Restructuring, Implementation and Management Services Agreement with Mammoth Crest Capital, LLC (“MCC”), effective as of May 19, 2026, pursuant to which MCC will lead and implement operational, organizational, governance, financial and capital-structure initiatives for the Company. As consideration, we agreed to pay MCC $500,000 (consisting of a $100,000 non-refundable retainer and a $400,000 balance, the collection of which is deferred until we consummate debt or equity financings yielding at least $5.0 million in aggregate gross proceeds), a $25,000 monthly retainer following delivery of specified deliverables and milestones, and to issue MCC shares of Common Stock representing 4.5% of our outstanding shares as of the effective date, which shares we agreed to include for resale registration in our next registration statement.

Convertible Note Financings in May. On May 21, 2026, we issued (i) a 6% convertible redeemable note to CFI Capital LLC in the aggregate principal amount of $600,000, for which we received net proceeds of approximately $500,000, and (ii) a 6% convertible redeemable note to Monroe Street Capital Partners, LP in the aggregate principal amount of $370,600, for which we received net proceeds of approximately $307,100. Each note matures twelve months after issuance and, beginning six months after issuance, is convertible into shares of Common Stock at a conversion price equal to 80% of the lowest daily volume-weighted average price of our Common Stock over the ten trading days prior to conversion (with the conversion price decreasing to 65% of the lowest trading price over a twenty-trading-day lookback if our Common Stock is delisted from Nasdaq). In a related side letter, we agreed to seek stockholder approval, within 60 days, to permit issuances of Common Stock under these notes in excess of 19.99% of our outstanding shares.

Convertible Note Financing in June. On June 30, 2026, we issued to Mayers a convertible promissory note in the aggregate principal amount of $275,000. The consideration price of the note was $250,000. The note has an interest rate of 10% per annum, and the maturity date is December 30, 2027. It is convertible into shares of Common Stock at a conversion price equal to 90% of the lowest daily volume-weighted average price of our Common Stock over the seven trading days prior to conversion.

Series A Convertible Preferred Stock Financing. On July 21, 2026, we issued and sold to LU2 Holdings LLC, in a private placement, 500 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), having an aggregate stated value of $500,000.  We also issued warrants to purchase an aggregate of 150,915 and 83,841 shares of Common Stock at an exercise price of $1.64 per share, to LU2 Holdings LLC and Mayers, respectively. On August 5, 2026, we issued and sold 838 shares and 278 shares of Series A Preferred, along with warrants to purchase 227,182 and 75,758, to CL Investment Group LLC and LU2 Holdings LLC, respectively. The Series A Preferred has a stated value of $1,000 per share, accrues a 10% payment-in-kind dividend, is perpetual, ranks senior to our Common Stock, and is convertible into Common Stock at a price equal to 90% of the lowest VWAP over the seven consecutive trading days immediately preceding the applicable conversion date, but not less than the floor price.

ConnectM Advisory Shares. On July 16, 2026, we issued 40,000 restricted shares of Common Stock to ConnectM Technology Solutions, Inc. as compensation for advisory and management consulting services rendered under an engagement letter dated April 24, 2026 that provides for a monthly grant of 20,000 shares of Common Stock (subject to a review of value versus services after three months), with the shares issued valued at $1.61 per share. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The list of exhibits filed as part of this registration statement is set forth on the Exhibit Index immediately following the signature page hereto and is incorporated herein by reference.

		Where Located
Exhibit Number	Description*	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

3.1	Certificate of Incorporation	10-K	001-37960	3.1	3/10/2017

3.2	Certificate of Amendment to Certificate of Incorporation	8-K	001-37960	3.1	11/21/2024

3.3	Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc.	8-K	001-37960	3.1	7/16/2026

3.4	Certificate of Correction of the Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc.	8-K	001-37960	3.1	7/27/2026

3.5	Bylaws	10-K	001-37960	3.2	3/10/2017

4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-37960	4.1	4/15/2026

5.1^	Opinion of Loeb & Loeb LLP

10.1	Polar Power, Inc. 2016 Omnibus Incentive Plan and forms of agreements thereunder#	S-1	333-213572	10.1	9/9/2016

10.2	Amended and Restated Executive Employment Agreement dated July 8, 2016 between the Registrant and Arthur D. Sams#	S-1	333-213572	10.2	9/9/2016

10.3	Amended and Restated Executive Employment Agreement dated July 8, 2016 between the Registrant and Luis Zavala#	S-1	333-213572	10.4	9/9/2016

10.4	Form of Indemnification Agreement between the Registrant and each of its Executive Officers and Directors#	S-1/A	333-213572	10.5	11/18/2016

10.5	Lease Agreement dated November 7, 2014 between the Registrant and Two Bros L.P.	S-1	333-213572	10.8	9/9/2016

10.6	First Amendment to Lease Agreement dated February 5, 2019 between the Registrant and Two Bros L.P.	10-K	001-37960	10.9	3/31/2023

10.7	Second Amendment to Lease Agreement dated January 31, 2023 between the Registrant and Two Bros L.P.	10-K	001-37960	10.10	3/31/2023

10.8	Amendment No. 1 to Polar Power, Inc. 2016 Omnibus Incentive Plan	10-K	001-37960	10.10	4/1/2019

10.9	Securities Purchase Agreement dated July 2, 2020 between Polar Power, Inc. and each purchaser identified on the signature pages thereto	8-K	001-37960	10.1	7/8/2020

10.10	Registration Rights Agreement dated July 2, 2020 between Polar Power, Inc. and each purchaser identified on the signature pages thereto	8-K	001-37960	10.2	7/8/2020

10.11	Loan and Security Agreement dated August 31, 2020 between Pinnacle Bank and Polar Power, Inc.	8-K	001-37960	10.1	10/9/2020

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10.12	First Modification to Loan and Security Agreement dated October 7, 2020 by and between Polar Power, Inc. and Pinnacle Bank	8-K	001-37960	10.2	10/9/2020

10.13	Second Modification to Loan and Security Agreement dated November 3, 2022 by and between Polar Power, Inc. and Pinnacle Bank	10-Q	001-37960	10.1	11/14/2022

10.14	Third Modification to Loan and Security Agreement dated April 13, 2023 by and between Polar Power, Inc. and Pinnacle Bank	8-K	001-37960	10.1	5/26/2023

10.15	Fourth Modification to Loan and Security Agreement dated May 25, 2023 by and between Polar Power, Inc. and Pinnacle Bank	8-K	001-37960	10.2	5/26/2023

10.16	Fifth Modification to Loan and Security Agreement dated September 5, 2023 by and between Polar Power, Inc. and Pinnacle Bank	8-K	001-37960	10.1	9/11/2023

10.17	Offer Letter between Polar Power, Inc. and Michael G. Field, dated July 24, 2024	8-K	001-37960	10.1	7/30/2024

10.18	Notice of Additional Defaults and Forbearance Agreement dated March 10, 2026 by and between Polar Power, Inc. and Pinnacle Bank	10-K	001-37960	10.18	4/15/2026

10.19	Polar Power, Inc. 2026 Equity Incentive Plan	10-K	001-37960	10.19	4/15/2026

10.20	Revolving Loan Agreement dated May 13, 2026 by and between Polar Power, Inc. and Stone Brothers Capital	8-K	001-37960	10.1	5/14/2026

10.21	Securities Purchase Agreement dated May 21, 2026 by and between Polar Power, Inc. and CFI Capital LLC	8-K	001-37960	10.1	5/22/2026

10.22	Promissory Note issued by Polar Power, Inc. to CFI Capital LLC, dated May 21, 2026	8-K	001-37960	10.2	5/22/2026

10.23	Securities Purchase Agreement dated May 21, 2026 by and between Polar Power, Inc. and Monroe Street Capital Partners, LP	8-K	001-37960	10.3	5/22/2026

10.24	Promissory Note issued by Polar Power, Inc. to Monroe Street Capital Partners, LP, dated May 21, 2026	8-K	001-37960	10.4	5/22/2026

10.25	Side Letter Relating to Note Issuance by and among Polar Power, Inc., CFI Capital LLC and Monroe Street Capital Partners, LP, dated May 21, 2026	8-K	001-37960	10.5	5/22/2026

10.26	Restructuring, Implementation and Management Services Agreement effective as of May 19, 2026 by and between Polar Power, Inc. and Mammoth Crest Capital, LLC	8-K	001-37960	10.6	5/22/2026

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10.27	Promissory Note issued by Polar Power, Inc. to Mayers Ventures LLC, dated June 30, 2026	8-K	001-37960	10.1	7/7/2026

10.28	Securities Purchase Agreement for Series A Convertible Preferred Stock dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC	8-K	001-37960	10.1	7/27/2026

10.29	Common Stock Purchase Warrants issued to LU2 Holdings LLC	8-K	001-37960	10.2	7/27/2026

10.30	Common Stock Purchase Warrant issued to Mayers Ventures LLC	8-K	001-37960	10.3	7/27/2026

10.31	Registration Rights Agreement, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC	8-K	001-37960	10.4	7/27/2026

10.32	Consent, Acknowledgment and First Amendment to Convertible Promissory Note, dated July 21, 2026, by and among Polar Power, Inc. and Mayers Ventures LLC	8-K	001-37960	10.5	7/27/2026

10.33	Consent, Waiver and First Amendment, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC	8-K	001-37960	10.6	7/27/2026

10.34	Common Stock Purchase Agreement, dated as of July 27, 2026, between Polar Power, Inc. and Roth Principal Investments, LLC	8-K	001-37960	10.1	7/27/2026

10.35	Registration Rights Agreement, dated as of July 27, 2026, between Polar Power, Inc. and Roth Principal Investments, LLC	8-K	001-37960	10.2	7/27/2026

10.36	Business Consultant Agreement, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC	8-K	001-37960	10.7	7/27/2026

10.37	Form of Securities Purchase Agreement, by and between Polar Power, Inc. and each of CL Investment Group LLC and LU2 Holdings LLC	8-K	001-37960	10.1	8/11/2026

10.38	Form of Common Stock Purchase Warrant issued to each of CL Investment Group LLC and LU2 Holdings LLC	8-K	001-37960	10.2	8/11/2026

10.39	Form of Registration Rights Agreement by and between Polar Power, Inc. and each of CL Investment Group LLC and LU2 Holdings LLC	8-K	001-37960	10.3	8/11/2026

14.1	Code of Ethics	10-K	001-37960	14.1	3/10/2017

19.1	Insider Trading Policy	10-K	001-37960	19.1	3/31/2025

21.1	Subsidiaries of the Registrant	10-K	001-37960	21.1	3/10/2017

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2^	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the initial filing of the registration statement)					X

97.1	Clawback Policy	10-K	001-37960	97.1	4/1/2024

107	Filing fee table					X

(#)	A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.

(*)	Certain of the agreements filed as exhibits contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(^)	To be filed by amendment.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not required, are not applicable or the required information is included in the financial statements or notes thereto incorporated by reference into this registration statement.

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Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on the 24th day of August, 2026.

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur D. Sams, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement filed pursuant to Rule 462(b) and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur D. Sams	President, Chief Executive Officer and Director	August 24, 2026
Arthur D. Sams	(principal executive officer)

/s/ Luis Zavala	Chief Financial Officer	August 24, 2026
Luis Zavala	(principal financial and accounting officer)

/s/ Keith Albrecht	Director	August 24, 2026
Keith Albrecht

/s/ Michael G. Field	Director	August 24, 2026
Michael G. Field

/s/ Jim Ahern	Director	August 24, 2026
Jim Ahern

/s/ Menachem Shalom	Director	August 24, 2026
Menachem Shalom

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